Exhibit 99.1
NGP Capital Resources Company Announces Portfolio Activity and
Schedules Earnings Announcement for Quarter Ended March 31, 2012

Houston, Texas, April 26, 2012 (GLOBE NEWSWIRE) -- NGP Capital Resources Company (NASDAQ: NGPC) (the “Company”) today announced that it has funded a $25.0 million participation in a $2 billion Senior Notes offering by Everest Acquisition LLC (“Everest”).  Everest is owned by a group of investors led by Apollo Global Management LLC.  Proceeds of the Senior Notes offering will be used to finance Everest’s acquisition of all of El Paso Corporation’s U.S. oil and gas exploration and production assets, which is expected to close in mid-May.  The Everest Senior Notes are unsecured, earn interest at a rate of 9.375% per annum, and are due May 1, 2020.

The Company also announced today that it plans to report its financial results for the quarter ended March 31, 2012 on Tuesday, May 8, 2012.  The Company will host a conference call at 11:00 a.m. Eastern Time on Tuesday, May 8, 2012, to discuss its financial results.  All interested persons are invited to participate.  Callers in the U.S. can access the conference call by dialing (877) 303-7617.  International callers can access the conference by dialing (760) 666-3609.  Callers are encouraged to dial in at least 5-10 minutes prior to the call.

The Company will maintain an audio replay of the call from 2:00 p.m. Eastern Time on May 8, 2012 through midnight Eastern Time on May 14, 2012.  The replay dial-in numbers are (855) 859-2056 in the U.S. and (404) 537-3406 for international callers.  The replay pass code is 74727670.  The call will also be accessible via the internet, on our Investor Relations page at www.ngpcrc.com.

About NGP Capital Resources Company
NGP Capital Resources Company is a closed-end, non-diversified management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940.  We principally invest in private companies and from time to time, we may also invest in public companies.  We invest primarily in senior secured and mezzanine loans according to our business plan and in some instances receive equity interests in portfolio companies in connection with such investments.  Our manager is NGP Investment Advisor, LP, an affiliate of NGP Energy Capital Management, L.L.C., an Irving, Texas-based leading investor in the natural resources business. Together with its affiliates, NGP Energy Capital Management has managed over $9.5 billion in committed capital since 1988.

Forward-Looking Statements
This press release may contain forward-looking statements.  We may use words such as “anticipates,” “believes,” “intends,” “plans,” “expects,” “projects,” “estimates,” “will,” “should,” “may” and similar expressions to identify forward-looking statements.  These forward-looking statements are subject to various risks and uncertainties.  Certain factors could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with the timing of transaction closings, changes in interest rates, availability of transactions, the future operating results of our portfolio companies, regulatory factors, changes in regional, national, or international  economic conditions and their impact on the industries in which we invest, other changes in the conditions of the industries in which we invest and other factors enumerated in our filings with the Securities and Exchange Commission (the “SEC”).

You should not place undue reliance on such forward-looking statements, which speak only as of the date they are made.  We undertake no obligation to update our forward-looking statements made herein, unless required by law.

Persons considering an investment in NGP Capital Resources Company should consider the investment objectives, risks, and charges and expenses of the Company carefully before investing.  Such information and other information about us is available in our annual report on Form 10-K, in our quarterly reports on Form 10-Q and in prospectuses we issue from time to time in connection with our offering of securities.  Such materials are filed with the SEC and copies are available on the SEC’s website, www.sec.gov, and in the Investor Relations section of our website at www.ngpcrc.com.  Prospective investors should read such materials carefully before investing.

INVESTMENT CONTACT:
Please send investment proposals to:
NGP Capital Resources Company 713-752-0062
Kelly Plato (kplato@ngpcrc.com),
Michael Brown (mbrown@ngpcrc.com),
Hans Hubbard (hhubbard@ngpcrc.com), or
Chris Ryals (cryals@ngpcrc.com).

INVESTOR RELATIONS CONTACT:
L. Scott Biar (investor_relations@ngpcrc.com), 713-752-0062.